SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                                 [X]
Filed by a Party other than the Registrant              [ ]
Check the appropriate box:                     [ ]      Preliminary Proxy Statement
                                               [ ]      Confidential, for Use of the Commission Only
                                                        (as permitted by Rule 14a-6(e)(2))
                                               [X]      Definitive Proxy Statement
                                               [ ]      Definitive Additional Materials
                                               [ ]      Soliciting Material Pursuant to Rule 14a-11(c)
                                                        or Rule 14a-12

                          DENTSPLY International Inc.
              ----------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

       [X]      No fee required
       [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                (1)     Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                (2)     Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                (3)     Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                (4)     Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                (5)     Total fee paid:
                        ------------------------------------------------------------
       [ ]      Fee paid previously with preliminary materials
       [ ]      Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the form or schedule and the date of its filing:
                (1)     Amount Previously Paid:
                        ------------------------------------------------------------
                (2)     Form, Schedule or Registration Statement no.:
                        ------------------------------------------------------------
                (3)     Filing Party:
                        ------------------------------------------------------------
                (4)     Date Filed:
                        ------------------------------------------------------------

 -----------------------------------------------------------------------------
LOGO                                           DENTSPLY INTERNATIONAL
                                               570 West College Avenue
                                               P.O. Box 872
                                               York, PA 17405-0872
                                               (717) 845-7511

                                               Fax (717) 854-2343



                                 April 17, 1998

Dear DENTSPLY Stockholder:

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998, at 9:30 a.m., at the Company's Employee Meeting Room in York, Pennsylvania.

     The Annual Meeting will include voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement, a report on Company operations and discussion.

     Whether or not you plan to attend, you can ensure that your shares are represented at the Annual Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided.

                                        Sincerely,

                                        /s/ LESLIE A. JONES
                                        Leslie A. Jones
                                        Chairman of the Board

                          DENTSPLY INTERNATIONAL INC.
                            570 WEST COLLEGE AVENUE
                         YORK, PENNSYLVANIA 17405-0872

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 20, 1998

                            ------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of DENTSPLY International Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 20, 1998, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the following purposes:

          1. To elect four Class III directors to serve for a term of three years and until their respective successors are duly elected and qualified;

          2. To approve the 1998 DENTSPLY International Inc. Stock Option Plan;

          3. To ratify the appointment of KPMG Peat Marwick LLP, independent certified public accountants, to audit the books and accounts of the Company for the year ending December 31, 1998; and

          4. To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

     The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     A complete list of the stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours for examination by any stockholder, for any purpose germane to the Annual Meeting, for a period of at least ten days prior to the Annual Meeting, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania.

     THE BOARD OF DIRECTORS URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE YOUR PROXY OR TO VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                           BY ORDER OF THE BOARD OF DIRECTORS,
                                                     BRIAN M. ADDISON
                                              Vice President, Secretary and
                                                     General Counsel

York, Pennsylvania
April 17, 1998

             YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU
                           OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                          DENTSPLY INTERNATIONAL INC.
                            570 WEST COLLEGE AVENUE
                         YORK, PENNSYLVANIA 17405-0872

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of DENTSPLY International Inc., a Delaware corporation ("DENTSPLY" or the "Company"), for use at the Company's 1998 Annual Meeting of Stockholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Wednesday, May 20, 1998, at 9:30 a.m., local time, at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are first being sent to stockholders on or about April 17, 1998.

     The Board of Directors has fixed the close of business on April 6, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 54,217,582 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the stockholder is present in person or is represented by proxy. The presence, in person or by proxy, at the Annual Meeting of shares of Common Stock representing at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting.

     Whether or not you are able to attend the Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly executed. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the taking of any vote at the Annual Meeting.

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals unless it receives voting instructions from the beneficial owners of the shares (sometimes referred to as "broker non-votes").

                             ELECTION OF DIRECTORS

     The Amended and Restated Certificate of Incorporation and the By-Laws of the Company provide that the number of directors (which is to be not less than three) is to be determined from time to time by resolution of the Board of Directors. The Board is currently comprised of nine persons.

     Pursuant to the Company's Amended and Restated Certificate of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of members of the Board. The term of the Class III directors expires at the Annual Meeting. The terms of the Class I and Class II directors will expire at the 1999 and 2000 Annual Meetings of Stockholders, respectively. At each Annual Meeting, the directors elected to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Stockholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director he succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     The four incumbent Class III directors are nominees for election this year for a three-year term expiring at the 2001 Annual Meeting of Stockholders. In the election, the four persons who receive the highest number of votes actually cast will be elected. The proxy named in the proxy card intends to vote for the election of the four Class III nominees listed below unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxy may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Set forth below is certain information with regard to each of the nominees for election as Class III directors and each continuing Class I and Class II Director.

                  NOMINEES FOR ELECTION AS CLASS III DIRECTORS

             NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ------------                          --------------------------------------
Michael J. Coleman.....................  Mr. Coleman is the President of Cape Publications and
     Age 54                              publisher of FLORIDA TODAY, Melbourne, Florida, and has
                                         been the President of the South Regional Newspapers Group
                                         since 1991. From July 1986 to May 1991, Mr. Coleman was
                                         the President and publisher of the ROCKFORD REGISTER STAR.
                                         Mr. Coleman is a member of the National Newspaper
                                         Association and the American Society of Newspaper Editors.
                                         Mr. Coleman has served as a director of the Company since
                                         1991.

Arthur A. Dugoni, D.D.S., M.S.D........  Dr. Dugoni has been Dean of the University of the Pacific
     Age 68                              School of Dentistry since 1978. He is a past President of
                                         the American Association of Dental Schools, and has served as President (1988), Treasurer (1987) and a member of the
                                         Board of Trustees (1989 to 1990) of the American Dental
                                         Association. Since 1992, Dr. Dugoni has been Treasurer of
                                         the Federation Dentaire Internationale, an international
                                         organization representing over 100 countries in the areas
                                         of oral health and education. From 1990 to 1993, he was
                                         Director of the American Fund for Dental Health, a
                                         foundation that raises money to improve public health and
                                         the quality of dental education. Dr. Dugoni has served as
                                         a director of the Company since 1993.

             NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ------------                          --------------------------------------
John C. Miles II.......................  Mr. Miles was named Vice Chairman of the Board on January
     Age 56                              1, 1997. He was named Chief Executive Officer of the
                                         Company upon the resignation of Burton C. Borgelt from
                                         that position on January 1, 1996. Prior to that he was
                                         President and Chief Operating Officer and a director of
                                         the Company since the June 11, 1993 merger (the "Merger")
                                         of Dentsply International Inc. ("Old Dentsply") and GENDEX
                                         Corporation. Prior to that time he served as President and
                                         Chief Operating Officer and a director of Old Dentsply
                                         commencing in January 1990.

W. Keith Smith.........................  Mr. Smith was recently named Senior Vice Chairman of
     Age 63                              Mellon Bank, N.A. He has served as a director and a Vice
                                         Chairman of Mellon Bank Corporation and Mellon Bank, N.A.
                                         since July 1987. He also has served as Chairman and Chief
                                         Executive Officer of The Boston Company and Boston Safe
                                         Deposit & Trust Company since May 1993. In addition, from
                                         August 1994 until January 1995, he served as Chief
                                         Operating Officer of The Dreyfus Corporation, and since
                                         January 1995 he has served as Chairman of the Board of The
                                         Dreyfus Corporation. Mr. Smith has served as a director of the Company since the Merger and prior thereto served as a director of Old Dentsply.

                   DIRECTORS CONTINUING AS CLASS I DIRECTORS

             NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ------------                          --------------------------------------
Burton C. Borgelt......................  Mr. Borgelt has been retired since May 1996. He was named
     Age 65                              Chief Executive Officer of the Company upon the
                                         resignation of John J. McDonough as Chief Executive
                                         Officer on February 8, 1995 and served in that capacity
                                         until December 31, 1995. Mr. Borgelt was succeeded as
                                         Chief Executive Officer by John C. Miles II on January 1,
                                         1996. Mr. Borgelt served as Chairman of the Board of the
                                         Company from the Merger until May 1996; he has served as a director of the Company since the Merger. Prior to the
                                         Merger, Mr. Borgelt served as Chairman of the Board and
                                         Chief Executive Officer of Old Dentsply commencing in
                                         March 1989 and as the Chief Executive Officer and a
                                         director of Old Dentsply commencing in February 1981. Mr.
                                         Borgelt also serves as a director of Mellon Bank
                                         Corporation, De Vlieg Bullard, Inc. and Quill Corporation.

Douglas K. Chapman.....................  Mr. Chapman has been retired since March 1993. From
     Age 70                              January 1978 to March 1993, he was Chairman and a director of ACCO World Corporation, a company involved in the
                                         manufacture and sale of office products, and from January
                                         1987 to December 1990, he was also the Chief Executive
                                         Officer of ACCO World Corporation. Mr. Chapman has served
                                         as a director of the Company since the Merger and prior
                                         thereto served as a director of Old Dentsply.

             NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ------------                          --------------------------------------
C. Frederick Fetterolf.................  Mr. Fetterolf has been retired since August 1991. In
     Age 69                              February 1983, he was elected a director and President of
                                         Alcoa, an aluminum and alumina producer, and was appointed
                                         Chief Operating Officer of Alcoa in April 1985. He
                                         currently serves as a director of Allegheny Teledyne
                                         Incorporated, Mellon Bank Corporation, Union Carbide,
                                         Praxair Inc., Commonwealth Aluminum Corp., and Quaker
                                         State Corporation. Mr. Fetterolf has been a director of
                                         the Company since December 1995.

                   DIRECTORS CONTINUING AS CLASS II DIRECTORS

             NAME AND AGE                          PRINCIPAL OCCUPATION AND DIRECTORSHIPS
             ------------                          --------------------------------------
Leslie A. Jones........................  Mr. Jones was named Chairman of the Board of the Company
     Age 58                              in May 1996. He has been Chairman and a director of OBOS
                                         Inc., a manufacturer of communication devices, since
                                         August 1993. From 1992 until August 1993 he was a private
                                         investor. From January 1991 to January 1992, he was a
                                         Senior Vice President and Special Assistant to the
                                         President of Old Dentsply. Prior to that time, Mr. Jones
                                         served as Old Dentsply's Senior Vice President of North
                                         American Operations. Mr. Jones has served as a director of the Company since the Merger and prior thereto served as a director of Old Dentsply.

Edgar H. Schollmaier...................  Mr. Schollmaier is non-executive Chairman of Alcon
     Age 64                              Laboratories of Fort Worth, Texas - a wholly owned
                                         subsidiary of Nestle S.A. He held the position of
                                         President of Alcon from 1972 to 1997 and was Chief
                                         Executive for the last twenty years of that term. He also
                                         serves as a director of Stevens International, Inc. Mr.
                                         Schollmaier has served as a director of the Company since
                                         June 1996.

VOTES REQUIRED

     The Class III directors will be elected by a plurality of the votes of shares present and entitled to vote. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES
                      FOR ELECTION AS CLASS III DIRECTORS

BOARD OF DIRECTORS AND COMMITTEES

     The Company's Board of Directors met six times during 1997. In March 1997, the Board reviewed the functions and composition of the Board Committees and made certain changes to the names, functions and members of such Committees. The Board has an Executive Committee, an Audit Committee, a Board Governance Committee and a Human Resources Committee which has a Stock Option subcommittee. The current composition and activities of the Committees are described below.

     The Executive Committee provides guidance to the executive officers of the Company between meetings of the Board. The members of the Executive Committee are Messrs. Jones (Chairman), Borgelt, Miles and Chapman. Mr. Jones served as Chairman of the Executive Committee in 1997. The Executive Committee held no meetings during 1997.

     The Audit Committee is responsible for nominating the Company's independent auditors for approval by the Board; reviewing the scope, results and costs of the audit with the Company's independent auditors;

reviewing the financial statements of the Company and the audit function to ensure compliance with requirements of regulatory agencies and appropriate disclosure of necessary information to the stockholders of the Company. The members of the Audit Committee are Messrs. Schollmaier (Chairman), Jones and Chapman. The Audit Committee held three meetings during 1997.

     The Board Governance Committee is responsible for identifying and recommending individuals to serve on the Board, reviewing and recommending Board policies and appraising the performance of the Board. The members of this Committee are Messrs. Jones (Chairman), Miles and Smith. The Board Governance Committee held no meetings during 1997.

     The Company's By-Laws require that stockholders seeking to nominate persons for election to the Board, or to propose other business to be brought before an Annual Meeting of Stockholders, comply with certain procedures. See "Stockholder Proposals for 1999 Proxy Statement."

     The Human Resources Committee is responsible for evaluating and administering compensation levels for all officers of the Company. Its members are Mr. Coleman (Chairman), Dr. Dugoni, Messrs. Fetterolf and Borgelt. Mr. Borgelt replaced Mr. Schollmaier as a member of the Human Resources Committee in December 1997. The Human Resources Committee met two times during 1997. The Stock Option Subcommittee was created at the March 23, 1998 meeting of the Board of Directors and is responsible for administering the Company's 1993 and 1998 Stock Option Plans. Its members are Mr. Coleman (Chairman), Dr. Dugoni and Mr. Fetterolf.

     No director attended fewer than 75% of the total number of meetings of the Board and the meetings of any committee of the Board on which he served during the year ended December 31, 1997.

       APPROVAL OF THE 1998 DENTSPLY INTERNATIONAL INC. STOCK OPTION PLAN

     On March 23, 1998, the Board adopted the DENTSPLY International Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"), and determined to submit the 1998 Stock Option Plan to the stockholders for approval at the Annual Meeting. The 1998 Stock Option Plan was adopted for the purpose of promoting the growth and development of the Company by providing incentives to officers and other key employees of the Company and its subsidiaries, facilitating the efforts of the Company and its subsidiaries to obtain and retain employees of outstanding ability and providing an incentive to members of the Board who are not employees of the Company to serve on the Board and devote themselves to the future success of the Company.

     The following summary of the material features of the 1998 Stock Option Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1998 Stock Option Plan attached to the Proxy Statement as Exhibit A.

GENERAL PROVISIONS

     Administration. The 1998 Stock Option Plan will be administered by the Stock Option Subcommittee (the "Committee") of the Human Resources Committee of the Board. The Committee will be comprised of two (2) or more members of the Board, each of whom qualifies as a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation, and an "outside director" as defined in
Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code") and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of options under the 1998 Stock Option Plan to qualify for any tax or other material benefit to optionees ("Optionees") or the Company under applicable law. Subject to the express provisions of the 1998 Stock Option Plan, the Committee will have sole discretion concerning all matters relating to the 1998 Stock Plan and options granted thereunder ("Options"), including, without limitation, those employees to whom Options will be granted, the number of shares subject to each Option and the vesting schedule and expiration date of such Option. The Committee may grant Options which are incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code, or options which do not meet such requirements ("Nonqualified Options" or "NSOs").

     Eligibility. The Committee will select those officers and other key employees of the Company, including members of the Board who are also employees ("Employee Directors") (officers, other key employees and

Employee Directors are collectively referred to as "Key Employees") to participate in the 1998 Stock Option Plan on the basis of the importance of their services in the management, development and operations of the Company. Members of the Board who are not employees of the Company ("Outside Directors") may participate in the 1998 Stock Option Plan in accordance with the provisions described below.

     Shares Available. Options with respect to an aggregate of four million three hundred thousand (4,300,000) shares of Common Stock (plus any shares of Common Stock covered by any unexercised portion of cancelled or terminated stock options granted under the DENTSPLY International Inc. 1993 Stock Option Plan), may be granted under the 1998 Stock Option Plan (the "Maximum Number"). The Maximum Number will be increased on January 1 of each calendar year during the term of the 1998 Stock Option Plan to equal seven percent (7%) of the outstanding shares of Common Stock on such date, in the event that 4,300,000 shares is less than seven percent (7%) of the outstanding shares of Common Stock on such date, prior to such increase. The number of shares of Common Stock delivered by any Optionee or withheld by the Company on behalf of any Optionee pursuant to the 1998 Stock Option Plan will once again be available for issuance pursuant to the grant of Options under the 1998 Stock Option Plan. Any shares of Common Stock reserved for issuance upon exercise of Options which expire, terminate or are cancelled, will once again be available for issuance pursuant to the grant of Options under the 1998 Stock Option Plan.

     Adjustments. The number of shares of Common Stock subject to the 1998 Stock Option Plan, the exercise price of such Options and the number of shares available for Options subsequently granted under the 1998 Stock Option Plan will be appropriately adjusted to reflect any stock dividend, stock split or combination of shares. In the event of any merger, consolidation or reorganization of the Company, there will be substituted on an equitable basis for each share of Common Stock then subject to the 1998 Stock Option Plan and for each share of Common Stock then subject to an Option granted under the 1998 Stock Option Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to such transaction.

GRANTS OF OPTIONS TO EMPLOYEES

     Subject to the terms of the 1998 Stock Option Plan, the Committee may from time to time grant Options, which may be ISOs or NSOs, to Key Employees of the Company, provided, however: (a) the exercise price per share of each ISO will be the fair market value of a share of Common Stock on the date such ISO is granted; (b) the aggregate fair market value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) will not exceed $100,000; and (c) if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO will not be less than one hundred ten percent (110%) of the fair market value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO will expire and all rights to purchase shares thereunder will cease no later than the fifth anniversary of the date the ISO was granted. NSOs granted to Key Employees will be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, provided, however, that the exercise price per share of each NSO will not be less than the fair market value of a share of Common Stock on the date the NSO is granted. Each Option will vest in three equal annual installments commencing on the first anniversary of the date of grant, provided, however, that the Committee, in its sole discretion, will have the authority to shorten or lengthen the exercise period with respect to any or all Options, or any part thereof, granted to Key Employees.

AUTOMATIC GRANTS OF OPTIONS TO OUTSIDE DIRECTORS

     All grants of Options to Outside Directors will be automatic and non-discretionary. Each individual who becomes an Outside Director (other than an Outside Director who was previously an Employee Director) will be granted a NSO to purchase six thousand (6,000) shares of Common Stock on the date he or she first becomes an Outside Director. Each individual who is an Employee Director and who thereafter becomes an Outside Director will be granted automatically a NSO to purchase six thousand (6,000) shares of Common Stock on the third anniversary of the date such Employee Director was last granted an Option. Thereafter, each Outside Director who is re-elected to the Board will be granted an additional NSO to purchase six thousand (6,000) shares of Common Stock on the third anniversary of the date such Outside Director was last granted an Option. The exercise price of each NSO granted to an Outside Director will be the fair market value of the Common Stock subject to the Option on the date on which the Option is granted. Each such NSO will vest in three equal annual installments commencing on the first anniversary of the date of grant.

TERMINATION OF EMPLOYMENT

     Except in the event of death, disability, retirement or a "Change in Control" or as otherwise determined by the Committee, any Option held by an Optionee whose employment with the Company or service on the Board is terminated for any reason other than "Cause" (as defined in the 1998 Stock Option Plan) will terminate ninety (90) days following the date of termination of employment or service on the Board. Any Option held by an Optionee whose employment with the Company is terminated for "Cause" will terminate on the date of termination of employment. In the event of the death or Disability (as defined in the 1998 Stock Option Plan) of an Optionee during employment with the Company or service on the Board, all Options held by the Optionee will become fully exercisable on such date of death or Disability. Each of the Options held by such an Optionee will expire on the earlier of (a) the first anniversary of the date of death or Disability and (b) the date that such Option expires in accordance with its terms. If an Optionee who is not a director of the Company retires at or after age 65, the Options held by such Optionee will become fully exercisable as of the date of such retirement and expire on the earlier of the first anniversary on the date of such retirement or the date that they expire in accordance with their terms. If such an Optionee retires before age 65, the Committee may, in its sole discretion, determine that the Options held by such Optionee will become fully exercisable as of the date of such retirement and expire on the earlier of the first anniversary on the date of such retirement or the date that they expire in accordance with their terms. If the service of an Outside Director is terminated in accordance with the Company's retirement policy for directors or in the event that any director who is also an employee of the Company terminates employment with the Company at or after age 65 and continues to serve as a director, the Options held by such director will continue to vest and remain exercisable in accordance with their respective terms, to the extent as if such director had continued his or her service on the Board during such period. If a director who is an employee of the Company retires at or after age 65 and does not continue to serve as a director of the Company, then all Options held by such Optionee will become fully exercisable but will terminate on the earlier of the first anniversary of the date of such individual's retirement or the date that the Option expires in accordance with its terms.

EXERCISE OF OPTIONS

     Except as otherwise provided in the 1998 Stock Option Plan or in any option agreement or grant certificate, the Optionee will pay the full exercise price of each Option upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine, (c) by delivering shares of Common Stock held by the Optionee for at least six (6) months and having an aggregate fair market value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, will authorize, or (e) by any combination of (a), (b), (c), and (d).

WITHHOLDING OBLIGATIONS

     At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may withhold or require the Optionee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction or otherwise to comply with applicable law.

CHANGE IN CONTROL

     Immediately upon a "Change in Control" (as defined in the 1998 Stock Option
Plan), all outstanding Options, whether or not otherwise exercisable as of the date of such Change in Control, will become fully exercisable and all restrictions thereon will terminate in order that Optionees may fully realize the benefits thereunder.

TERMINATION, AMENDMENT AND TERM OF THE 1998 STOCK OPTION PLAN

     The Board or the Committee may terminate, suspend, or amend the 1998 Stock Option Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no amendment will be effective until approved by the stockholders of the Company if such stockholder approval is required in order for the 1998 Stock Option Plan to continue to satisfy the requirements of applicable tax or other laws. No amendment or termination of the 1998 Stock Option Plan will adversely affect any Option theretofore granted without the consent of the Optionee. Unless earlier terminated in accordance herewith, the 1998 Stock Option Plan will terminate on February 28, 2008. Termination of the 1998 Stock Option Plan will not affect Options previously granted thereunder.

NEW 1998 STOCK OPTION PLAN BENEFITS

     As described above, the Key Employees of the Company who receive Options under the 1998 Stock Option Plan are to be determined by the Committee in its discretion. Accordingly, it is not possible to predict the amounts that will be received by or allocated to particular Key Employees or groups of Key Employees nor to determine the amounts that would have been received or allocated for 1997 if the 1998 Stock Option Plan had been in effect. Pursuant to the terms of the 1998 Stock Option Plan, each Outside Director receives an automatic grant of a NSO to purchase 6,000 shares of Common Stock on the date he or she first becomes an Outside Director. Each individual who is an Employee Director and who thereafter becomes an Outside Director will be granted automatically a NSO to purchase 6,000 shares of Common Stock on the third anniversary of the date such Employee Director was last granted an Option. Each Outside Director who is re-elected to the Board will be granted an additional NSO to purchase 6,000 shares of Common Stock on the third anniversary of the date such Outside Director was last granted an Option. If the 1998 Stock Option Plan is approved, Outside Directors will continue to receive grants of NSOs under the same guidelines described above. No dollar value is assigned to the NSOs because their exercise price will be the fair market value of the Company's Common Stock on the date of grant.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the federal income tax consequences of awards under the 1998 Stock Option Plan based upon current federal income tax laws. The summary is not intended to be comprehensive and, among other things, does not describe state, local or foreign tax consequences.

     The award of an ISO will have no immediate tax consequences to the Company or the Optionee. However, in the year of exercise, the difference between the fair market value of the shares at the time of exercise and the exercise price of the Option is an item of tax preference subject to the possible application of the alternative minimum tax. If an Optionee does not dispose of shares received upon exercise of an ISO for at least two years after the date of the ISO award and for at least one year from the date of exercise (a "disqualifying disposition"), gain or loss on a subsequent sale or exchange of the shares will be a capital gain or loss in the amount of the difference between the amount realized on the sale or exchange and the exercise price (or the recipient's other tax basis in the shares) at a tax rate which will depend on the length of time the shares were held and other factors. If there is a disqualifying disposition, the Optionee generally will recognize compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price. Any additional gain will be taxable as a capital gain, and any loss will be treated as a capital loss. Upon any such disposition by an Optionee, the Company will be entitled to a deduction in the amount of compensation income realized by the Optionee.

     The award of a NSO will have no immediate tax consequences to the Company or the Optionee. Upon exercise of a NSO, an Optionee will recognize ordinary income in an amount equal to the difference between the exercise price of the NSO and the fair market value of the shares on the date of exercise. The Company will be entitled to a corresponding tax deduction at the time of exercise.

VOTE REQUIRED

     The proposal to approve the 1998 Stock Option Plan will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal to approve the 1998 Stock Option Plan, the abstention will have the effect of a vote against the proposal, even though the shares represented thereby will not be counted as having been voted against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE
                                      THE
                             1998 STOCK OPTION PLAN

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected KPMG Peat Marwick LLP to serve as the Company's principal accountants for the year ending December 31, 1998. In the event the appointment of KPMG Peat Marwick LLP for 1998 is ratified, it is expected that KPMG Peat Marwick LLP will also audit the books and accounts of certain subsidiaries of the Company at the close of their current fiscal years. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the appointment of KPMG Peat Marwick LLP will be approved by the stockholders if it receives the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the abstention will have the effect of a vote against the proposal even though the shares represented thereby will not be counted as having been voted for or against the proposal. Broker non-votes will be treated as shares not capable of being voted on the proposal and, accordingly, will have no effect on the outcome of voting on the proposal.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE
         APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officer and the four other highest-paid executive officers of the Company whose salary and bonus for the year ended December 31, 1997 were in excess of $100,000 (collectively, the "named executive officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                   LONG-TERM COMPENSATION
                         ------------------------------------------   -------------------------------
                                                                             AWARDS           PAYOUTS
                                                                      ---------------------   -------
                                                                      RESTRICTED                        ALL OTHER
                                                      OTHER ANNUAL      STOCK      OPTIONS/    LTIP      COMPEN-
       NAME AND                  SALARY     BONUS     COMPENSATION     AWARD(S)      SARS     PAYOUTS    SATION
  PRINCIPAL POSITION     YEAR     ($)        ($)           ($)           ($)         (#)        ($)        ($)
  ------------------     ----   --------   --------   -------------   ----------   --------   -------   ---------
John C. Miles II         1997   $550,000   $336,600        --             --        75,000      --        4,000(1)
  Vice Chairman and      1996    500,000    312,000        --             --        26,300      --        3,285(1)
  Chief Executive        1995    386,880         --        --             --        27,900      --        4,064(1)
  Officer(2)

Gerald K. Kunkle         1997    325,000    198,900        --             --        63,400      --        4,000(1)
  President and Chief
  Operating Officer

W. William Weston        1997    239,331    146,096        --             --        17,400      --       34,110(4)
  Senior Vice            1996    266,130    164,078                                  3,600      --       21,041(4)
  President(3)           1995    262,571    116,675                                 13,600      --       22,206(4)

Michael R. Crane Senior  1997    221,000    120,200        --             --        17,400      --        4,000(1)
  Vice President         1996    213,000    116,300        --             --         3,900      --        3,285(1)
                         1995    188,700     76,900        --             --        11,600      --        4,064(1)

Thomas L. Whiting        1997    206,000    125,800        --             --        17,400      --        4,000(1)
  Senior Vice President  1996    195,000    113,000        --             --         8,800      --        3,285(1)
                         1995    175,000     55,500        --             --        10,900      --        4,064(1)

(1) Amounts contributed to The DENTSPLY International Inc. Employee Stock Ownership Plan (the "Company ESOP"). Under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), the maximum amount that can be contributed annually to the Company ESOP in respect of any employee is generally an amount equal to the lesser of $30,000 or 25% of such employee's covered compensation.

(2) In January 1997, Mr. Miles became Vice Chairman and Chief Executive Officer, at which time Gerald K. Kunkle was named President and Chief Operating Officer.

(3) Includes compensation for overseas assignment.

(4) Includes compensation of $17,427, $4,342 and $8,536 for the tax effect of the company car which is treated as a benefit in kind, and contributions to the Company's German pension plan of $16,683, $16,699 and $13,670 in 1997, 1996 and 1995, respectively. The German pension plan is self-funded and becomes vested after ten years of service. Payment in the form of a pension commences at age 65 and is .65% times the number of years' service times the average of the last twelve months base salary.

STOCK OPTIONS

     The following table sets forth certain information with respect to grants of options during the year ended December 31, 1997 and their potential realizable values.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------
                                          NUMBER OF     % OF TOTAL
                                         SECURITIES      OPTIONS
                                         UNDERLYING     GRANTED TO     EXERCISE                  GRANTED DATE
                                           OPTION      EMPLOYEES IN      PRICE      EXPIRATION   PRESENT VALUE
                                         GRANTED (#)   FISCAL YEAR     ($/SHARE)       DATE           ($)
                 NAME                    -----------   ------------    ---------    ----------   -------------
John C. Miles II.......................    75,000         15.33          29.00      12/17/2007       801,233(1)
Gerald K. Kunkle.......................    48,800          9.97         24.125      01/07/2007       452,932(2)
                                           14,600          2.98          29.00      12/17/2007       155,973(1)
W. William Weston......................    17,400          3.56          29.00      12/17/2007       185,886(1)
Michael R. Crane.......................    17,400          3.56          29.00      12/17/2007       185,886(1)
Thomas L. Whiting......................    17,400          3.56          29.00      12/17/2007       185,886(1)

     The following table sets forth certain information with respect to the exercise of options during the year ended December 31, 1997 and the value of options held at that date.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                             OPTIONS HELD AT FISCAL        IN-THE-MONEY OPTIONS AT
                                                                    YEAR-END               FISCAL YEAR-END ($)(3)
                         SHARES ACQUIRED       VALUE       ---------------------------   ---------------------------
         NAME            ON EXERCISE (#)    REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----            ---------------    ------------   -----------   -------------   -----------   -------------
John C. Miles II.......           --               --        110,534        128,666       1,017,730       578,570
Gerald K. Kunkle.......           --               --             --         63,400              --       333,000
W. William Weston......           --               --         40,933         31,267         396,196       165,704
Michael R. Crane.......       23,200          114,500         18,067         30,333         198,329       153,046
Thomas L. Whiting......           --               --         34,800         36,400         336,331       197,569

(1) Determined using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0.8%, risk-free interest rate 5.82%, expected volatility 26%, and expected life 6.5 years.

(2) Determined using the Black-Scholes option-pricing model with the following assumptions: expected dividend yield 0.8%, risk-free interest rate 6.47%, expected volatility 26%, and expected life 6.5 years.

(3) Represents the difference between the last reported sale price of the Common Stock as reported on the Nasdaq National Market on December 31, 1997 ($30.50) and the exercise price of the options, multiplied by the number of shares of Common Stock issuable upon exercise of the options.

EMPLOYMENT AGREEMENTS

     The Company is a party to employment agreements with all of the named executive officers. Each of these employment agreements provides that, upon termination of such individual's employment with the Company as a result of the employee's death, the Company is obligated to pay the employee's estate the then current base compensation of the employee for a period of one year following the date of the employee's death, together with the employee's pro rata share of any incentive or bonus payments due for the period prior to the employee's death. Each of the employment agreements also provides that, in the event that the employee's employment is terminated by the Company (in certain cases without "cause," as defined in the employment agreements) or by the employee with "good reason" (as described in the employment agreements), (i) the Company will be obligated to pay the employee for a period of two years subsequent to termination of employment at the rate paid to the employee during the prior 12 month period, and (ii) the employee will be entitled to receive the benefits that would have been accrued by him during the two year period following termination of employment under all employee benefit plans, programs or other arrangements of the Company or any of its affiliates in which the employee participated before the termination of his employment. In the event that such termination of employment is made by the Company without cause or by the employee with good reason after a "change in control" (as defined in the employment agreements), the employee may require the Company to pay to the employee, within five days after the employee's request for such payment, the present value of the amounts that would have been payable to him under the employment agreement during the two year period following such termination of employment.

     The Company has also entered into employment agreements with certain other members of senior management having terms substantially similar to those described above.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are not employees of the Company ("Outside Directors") receive an annual fee of $20,000 ($22,000 for Outside Directors who are chairpersons of any committee of the Board) and an additional fee of $1,000 for each Board and committee meeting attended. In addition, in 1993 each Outside Director received a nondiscretionary grant of options to purchase 3,000 shares (6,000 shares as adjusted for the 2-for-1 stock-split effective October 1997) of Common Stock under the 1993 Stock Option Plan. Each Outside Director will automatically receive an additional grant of 6,000 options on every third anniversary of the date of the initial grant of options to each director, respectively. Directors are reimbursed for travel and other expenses relating to attendance at Board and Committee meetings.

     During 1996, the Company established a new Directors' Deferred Compensation Plan (the "Deferred Plan"), which replaced the plan that was enacted during 1994. The Deferred Plan permits members of the Board of Directors who are not employees of the Company to elect to defer receipt of directors fees or other compensation for their services as directors. Eligible directors can elect to have their deferred payments administered as a cash with interest account or a stock unit account. Payment under the Deferred Plan will not be made to any Outside Director until the director ceases to be a Board member.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to December 18, 1997, Mr. Schollmaier, Dr. Dugoni, Mr. Fetterolf and Mr. Coleman were members of the Human Resources Committee. From December 18, 1997 to date Mr. Borgelt, Mr. Coleman, Dr. Dugoni and Mr. Fetterolf were members of the Human Resources Committee.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of February 20, 1998 held by (i) each person who is known by the Company to have been the beneficial owner of more than five percent of the Company's Common Stock on such date, (ii) each director and nominee for director, (iii) the Company's Chief Executive Officer and the other Named Executive Officers, and (iv) all directors and executive officers of the Company as a group (based on 54,135,416 shares of Common Stock outstanding as of such date).

                                                                    SHARES OWNED
                                                                    BENEFICIALLY
               DIRECTORS, EXECUTIVE OFFICERS                  ------------------------
               AND FIVE PERCENT STOCKHOLDERS                   NUMBER          PERCENT
               -----------------------------                   ------          -------
The DENTSPLY International Inc.
  Employee Stock Ownership Plan Trust.......................  8,134,371(1)      15.0
  c/o State Street Bank
  and Trust Company
  P. O. Box 1389
  Boston, MA 02104-1389
Burton C. Borgelt...........................................    931,565(2)       1.7
Leslie A. Jones.............................................    381,372(3)         *
John C. Miles II............................................    325,092(4)         *
Gerald K. Kunkle............................................     17,104(5)         *
W. William Weston...........................................     83,823(6)         *
Thomas L. Whiting...........................................     92,867(7)         *
Michael R. Crane............................................     57,589(8)         *
Douglas K. Chapman..........................................     37,486(3)         *
Michael J. Coleman..........................................     12,200(9)         *
Arthur A. Dugoni, D.D.S., M.S.D.............................      8,000(3)         *
C. Frederick Fetterolf......................................      6,000(10)        *
W. Keith Smith..............................................     18,750(3)         *
Edgar H. Schollmaier........................................      2,000(11)
All directors and executive officers as a group(15
  persons)..................................................  2,040,440(12)      3.8

---------

  *   Less than 1%

  (1) Participants in the Company ESOP have the right to direct the trustee of the Company ESOP as to the voting of shares allocated to such participants' accounts on all matters submitted to a vote of the stockholders of the Company, including the election of directors. Unallocated shares and shares as to which no directions are received by the trustee of the Company ESOP are voted as directed by the Company ESOP Committee, which consists of certain employees of the Company. As of February 20, 1998, 6,782,576 of the shares held by the trust holding the assets of the Company ESOP were allocated to participant accounts and 1,351,795 shares remained unallocated. Each Company ESOP participant who is fully vested is entitled to receive a distribution of all of the shares of Common Stock allocated to his or her account as soon as practicable after such participant's employment with the Company terminates. In general, except for certain participants who are age 55 or older and have been participants in the Company ESOP for at least 10 years, participants are not entitled to sell shares allocated to their accounts until their employment has terminated and the shares allocated to such participants' accounts are distributed to them.

  (2) Includes 82,516 shares owned by a trust of which Mr. Borgelt is a co-trustee with shared investment and voting power, 46,332 shares held by Mr. Borgelt's grandchildren, 168,630 shares allocated to the Company ESOP account of Mr. Borgelt, and 83,333 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of February 20, 1998.

  (3) Includes 8,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of February 20, 1998.

  (4) Includes 59,734 shares allocated to the Company ESOP account of Mr. Miles, 11,794 shares held in Mr. Miles's individual retirement account, and 110,534 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of February 20, 1998.

  (5) Includes 837 shares allocated to the Company ESOP account of Mr. Kunkle and 16,267 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of February 20, 1998.

  (6) Includes 42,890 shares held by Mr. Weston's spouse and 40,933 shares which could be acquired pursuant to exercise of options exercisable within 60 days of February 20, 1998.

  (7) Includes 37,143 shares allocated to the Company ESOP account of Mr. Whiting and 34,800 shares which could be acquired pursuant to exercise of options exercisable within 60 days of February 20, 1998.

  (8) Includes 18,000 shares held by Mr. Crane's children, 34,993 shares allocated to the Company ESOP account of Mr. Crane, 273 shares held in Mr. Crane's 401(k) account, and 18,067 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of February 20, 1998.

  (9) Includes 4,200 shares held by Mr. Coleman's spouse and 8,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of February 20, 1998.

 (10) Includes 4,000 shares which could be acquired pursuant to exercise of options exercisable within 60 days of February 20, 1998.

 (11) Includes 2,000 shares which could be acquired pursuant to the exercise of options exercisable within 60 days of February 20, 1998.
 (12) Includes 192,803 shares held by or for the benefit of others, 11,794 shares held in an individual retirement account, 273 shares held in a 401(k) account, 348,711 shares allocated to employees' ESOP accounts, and 353,667 shares which could be acquired pursuant to the exercise of warrants and options exercisable within 60 days of February 20, 1998.

           HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee is pleased to present its report on executive compensation. This report describes the components of the Company's executive officer compensation programs and the basis on which compensation determinations for 1997 were made with respect to the executive officers of the Company.

     In December 1995, the Committee retained Towers Perrin to study and report on the Company's executive compensation practices. In November 1996 and November 1997 the Company again retained Towers Perrin to do competitive evaluations of the total compensation for thirteen of the Company's corporate officer and executive positions. The Compensation Committee reviewed the findings of these studies and made its recommendations to the Board of Directors of the Company at meetings held in December 1996 and September and December 1997.

COMPENSATION PHILOSOPHY

     It is the philosophy of the Company that a significant portion of executive compensation be directly linked to the Company's success in meeting profit, growth and corporate performance goals, as well as increases in stockholder value. The Compensation Committee utilizes the following objectives as guidelines for compensation decisions:

     -- Provide a competitive total compensation package that enables the Company to attract and retain key personnel.

     -- Provide a broad-based compensation package that equitably recognizes the contributions of all management personnel.

     -- Provide variable compensation opportunities, primarily on an annual basis, that are directly linked to corporate performance goals.

     -- Provide long-term compensation opportunities, through stock options, that align executive compensation with value received by stockholders.

     The Company does not anticipate that it will be affected in the near future by Section 162(m) of the Internal Revenue Code, which imposes an annual limit of $1,000,000 per person on the federal income tax deduction for executive compensation which is not performance based in accordance with certain requirements. If the Company were to determine that Section 162(m) might limit the deductibility of certain payments, the Company would consider the steps necessary to modify its compensation programs so that the problem of non-deductibility would be avoided.

COMPENSATION PROGRAM COMPONENTS

     The Human Resources Committee periodically reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. The compensation program for executive officers is comprised of the following components: base salary, annual incentive compensation and stock options. Each of these components is summarized below.

     Base Salary. In December 1996 and September 1997, the Committee reviewed and approved the base salaries of John C. Miles II, Gerald K. Kunkle, Michael R. Crane, W. William Weston and Thomas L. Whiting, in light of the information supplied by Towers Perrin concerning industry practices and the recommendations made by them with respect to the Company's compensation policies. Based on the above information, effective in 1997 the Committee approved an increase in Mr. Miles' base salary from $500,000 to $550,000 and a base salary of $325,000 was established for Gerald Kunkle upon his appointment to the position of President and Chief Operating Officer. Effective in 1998, the Committee approved an increase in the base salaries of Messrs. Kunkle, Crane, Whiting and Weston of $10,000, $5,000, $11,000 and DM18,000, respectively.

     Among the factors that the Human Resources Committee considered in setting base salaries for 1997 were its interpretation of the Towers Perrin report regarding salary levels of executive officers of other companies in the health care industry or companies of similar size and growth records in other industries, and a subjective evaluation of each individual's job performance. While the Committee believes that it will be appropriate to attempt to maintain base salaries in line with perceived industry averages for comparable companies, the amount of any particular salary increases will also depend upon the individual's job performance. In 1997, no particular factor was determinative and no weighting was assigned to the factors considered. In addition to the Towers Perrin report, the Chief Executive Officer's recommendations were taken into account in setting the base salaries of executive officers other than the Chief Executive Officer.

     Annual Incentive Compensation. Annual bonuses represent payments for the achievement of short-term objectives and recognize both the overall performance of the Company and individual performance in a given year. In December 1996, the Compensation Committee met and voted to continue the bonus program then in effect for senior executives in 1997.

     Under this bonus policy, during 1997, certain target award opportunities were established for the Company's Chief Executive Officer ("CEO"), President and Chief Operating Officer ("COO") and Senior Vice Presidents. For the CEO and COO, the target consisted solely of a budgeted level of corporate net income, while for the Senior Vice Presidents the targets consisted of: (i) the budgeted level of corporate net income; and (ii) the budgeted operating income level (after adjustment to reflect a charge for the assets employed) of the business group applicable to each such Senior Vice President. For Mr. Miles and Mr. Kunkle, the bonus award for 100% of targeted performance was set at 60% of their base salaries, while for Messrs. Weston, Crane and Whiting the bonus awards for 100% of targeted performance were set at 55% of their respective base salaries. Messrs. Miles, Kunkle, Weston, Crane and Whiting received bonus awards for 1997 of 61.2%, 61.2%, 61.0%, 54.4%, and 61.1%, respectively, of their base salaries.

                           HUMAN RESOURCES COMMITTEE

MICHAEL J. COLEMAN       BURTON C. BORGELT      ARTHUR A. DUGONI, D.D.S., M.S.D.
                             C. FREDERICK FETTEROLF

STOCK OPTIONS

     The Company's 1993 Stock Option Plan, which was adopted by the Company following the Merger, is intended to motivate key employees to put forth maximum efforts toward the continued growth, profitability and success of the Company by providing incentives through the ownership and performance of the Company's Common Stock. The plan is designed to provide benefits to key management only to the extent that stockholders enjoy increases in value.

     In 1997, 190,600 stock options were granted to the Company's executive officers under the 1993 Stock Option Plan. The Human Resources Committee considered the respective stock and option holdings of the executive officers of the Company in comparison with stock and option holdings of top executives of companies of similar size and growth records, based in large part upon the recommendations set forth in the Towers report, and made option awards during 1997 that were intended to keep its executive officers' holdings competitive with industry averages for comparable companies.

     In determining the number of stock options to be granted to Mr. Miles in 1997, the Human Resources Committee compared Mr. Miles' base salary, bonus and past stock option grants to the compensation practices of corporations with revenues of $500 million to $1 billion in Towers Perrin's Executive Compensation Data Base. The grant made to Mr. Miles placed a greater emphasis on the long term portion of his total direct compensation (base salary, annual bonus and the Black Scholes value of DENTSPLY option grants) while still positioning his total direct compensation between the 50th and 75th percentiles of competitive practice.

                           STOCK OPTION SUBCOMMITTEE

MICHAEL J. COLEMAN    ARTHUR A. DUGONI, D.D.S., M.S.D.    C. FREDERICK FETTEROLF

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph shows the cumulative total stockholder return on the Company's Common Stock over the last five fiscal years as compared to the returns of the Nasdaq Total Return Index and the Standard & Poor's Health Care Index. The graph assumes that $100 was invested on December 31, 1992 in the Company's Common Stock and in the Nasdaq Total Return Index and the Standard & Poor's Health Care Index and assumes reinvestment of dividends.

                                                                       S&P Health
                                                      DENTSPLY            Care
               Measurement Period                  International       Composite        Nasdaq Total
             (Fiscal Year Covered)                      Inc.            Index '         Return Index
1992                                                         100.0             100.0             100.0
1993                                                          90.3              91.7             114.8
1994                                                          64.9             103.8             112.2
1995                                                          83.1             163.3             158.7
1996                                                          99.4             197.0             195.1
1997                                                         128.5             282.7             209.0

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under federal securities laws, the Company's directors, certain officers, and persons holding more than 10% of the Common Stock of the Company are required to report, within specified monthly and annual due dates, their initial ownership of the Company's securities and any subsequent changes in ownership to the Securities and Exchange Commission. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. Based upon reports furnished to the Company and written representations and information provided to the Company by such persons, the Company believes that, during fiscal 1997, all such persons complied with all applicable filing requirements.

                 STOCKHOLDER PROPOSALS FOR 1999 PROXY STATEMENT

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 1999 Annual Meeting, stockholder proposals must be received by the Company no later than December 19, 1998, and must otherwise comply with the requirements of Rule 14a-8.

     The Company's By-Laws provide that advance notice of stockholder-proposed business to be brought before an Annual Meeting of Stockholders and of nominations for election as directors must be given to the Secretary of the Company not less than 60 days in advance of the date of the Annual Meeting. To propose business for an Annual Meeting, a stockholder must specify in writing the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, the proposing stockholder's name and address, the class and number of shares beneficially owned by the stockholder, and any material interest of the stockholder in such business. The Company's By-Laws also provide that a stockholder may request that persons be nominated for election as directors by submitting such request, together with the written consent of the persons proposed to be nominated, to the Secretary of the Company not less than 60 days prior to the date of the Annual Meeting. To be in proper form, the nominating stockholder must set forth in writing, as to each proposed nominee, the nominee's age, business address, residence address, principal occupation or employment, number of shares of Common Stock of the Company beneficially owned by such person and such other information related to such person as is required to be disclosed by applicable law, and, as to the stockholder submitting the request, such stockholder's name and address as they appear on the Company's books and the number of shares of Common Stock of the Company owned beneficially by such person.

                                   FORM 10-K

     STOCKHOLDERS MAY OBTAIN A COPY (WITHOUT EXHIBITS) OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: DIRECTOR OF INVESTOR RELATIONS, DENTSPLY INTERNATIONAL INC., 570 WEST COLLEGE AVENUE, YORK, PENNSYLVANIA 17405-0872.

                                 OTHER MATTERS

     The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters properly come before the Annual Meeting, the person named in the enclosed proxy card, or his duly appointed substitute acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with his judgment on such matters.

                                   EXHIBIT A

                          DENTSPLY INTERNATIONAL INC.
                             1998 STOCK OPTION PLAN

SECTION 1. PURPOSE

     The purpose of the DENTSPLY International Inc. 1998 Stock Option Plan (the "Plan") is to benefit DENTSPLY International Inc. ("DENTSPLY") and its "Subsidiaries," as defined below (hereinafter referred to, either individually or collectively, as the "Company") by recognizing the contributions made to the Company by officers and other key employees, to provide such persons with an additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate such persons. The Plan is also intended as an additional incentive to members of the Board of Directors of DENTSPLY (the "Board") who are not employees of the Company ("Outside Directors") to serve on the Board and to devote themselves to the future success of the Company. "Subsidiaries," as used in the Plan, has the definition set forth in Section 424 (f) of the Internal Revenue Code of 1986, as amended (the "Code").

     Stock options which constitute "incentive stock options" ("ISOs") within the meaning of Section 422 of the Code, or stock options which do not constitute ISOs ("NSOs") (ISOs and NSOs are collectively referred to as "Options") may be granted under the Plan. The persons to whom Options are granted under the Plan are hereinafter referred to as "Optionees."

SECTION 2. ELIGIBILITY

     Outside Directors shall participate in the Plan only in accordance with the provisions of Section 5. The Committee (as defined in Section 3) shall initially, and from time to time thereafter, select those officers and other key employees of the Company, including members of the Board who are also employees ("Employee Directors") (officers, other key employees and Employee Directors are collectively referred to as "Key Employees") to participate in the Plan on the basis of the importance of their services in the management, development and operations of the Company.

SECTION 3. ADMINISTRATION

     3.1 The Committee

     The Plan shall be administered by the Stock Option Subcommittee (the "Committee") of the Human Resources Committee of the Board. The Committee shall be comprised of two (2) or more members of the Board. All members of the Committee shall qualify as "Non-Employee Directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or any successor rule or regulation, and "outside directors" as defined in Section 162(m) or any successor provision of the Code and applicable Treasury regulations thereunder, if such qualification is deemed necessary in order for the grant or the exercise of Options under the Plan to qualify for any tax or other material benefit to Optionees or the Company under applicable law.

     3.2 Authority of the Committee

     Subject to the express provisions of the Plan, the Committee shall have sole discretion concerning all matters relating to the Plan and Options granted hereunder. The Committee, in its sole discretion, shall determine the Key Employees to whom, and the time or times at which, Options will be granted, the number of shares to be subject to each Option, the expiration date of each Option, the time or times within which the Option may be exercised, the cancellation or termination of the Option and the other terms and conditions of the grant of the Option. The terms and conditions of the Options need not be the same with respect to each Optionee or with respect to each Option.

     The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other actions in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific terms and conditions of the Options granted hereunder by the Committee, shall be final, binding and conclusive for all purposes and upon all persons.

     3.3 Option Agreement

     Each Option shall be evidenced by a written agreement or grant certificate specifying the type of Option granted, the Option exercise price, the terms for payment of the exercise price, the expiration date of the Option, the number of shares of Common Stock to be subject to such Option and such other terms and conditions established by the Committee, in its sole discretion, which are not inconsistent with the Plan.

SECTION 4. SHARES OF COMMON STOCK SUBJECT TO PLAN

     4.1 Subject to adjustment as provided in Sections 4.1 and 4.2, Options with respect to an aggregate of four million three hundred thousand (4,300,000) shares of common stock, par value $.01 per share of DENTSPLY (the "Common Stock") (plus any shares of Common Stock covered by any unexercised portion of canceled or terminated stock options granted under the DENTSPLY International Inc. 1993 Stock Option Plan), may be granted under the Plan (the "Maximum Number"). The Maximum Number shall be increased on January 1 of each calendar year during the term of the Plan (as set forth in Section 13) to equal seven percent (7%) of the outstanding shares of Common Stock on such date, in the event that 4,300,000 shares is less than seven percent (7%) of the outstanding shares of Common Stock on such date, prior to such increase. Notwithstanding the foregoing, and subject to adjustment as provided in Section 4.2, (i) Options with respect to no more than four million (4,000,000) shares of Common Stock may be granted as ISOs under the Plan, and (ii) no Key Employee shall be granted Options with respect to more than one hundred fifty thousand (150,000) shares of Common Stock in any calendar year. The number of shares of Common Stock delivered by any Optionee or withheld by the Company on behalf of any Optionee pursuant to Section 8.2 or 8.3 shall once again be available for issuance pursuant to the grant of Options under the Plan. Any shares of Common Stock reserved for issuance upon exercise of Options which expire, terminate or are cancelled, shall once again be available for issuance pursuant to the grant of Options under the Plan.

     4.2 The number of shares of Common Stock subject to the Plan and to Options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock is changed by any stock dividend, stock split or combination of shares, the number of shares subject to the Plan and to Options previously granted thereunder shall be proportionately adjusted,
(b) in the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted on an equitable basis as determined by the Board of Directors, in its sole discretion, for each share of Common Stock then subject to the Plan and for each share of Common Stock then subject to an Option granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which the holders of Common Stock of the Company are entitled pursuant to the transaction, and (c) in the event of any other changes in the capitalization of the Company, the Committee, in its sole discretion, shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan and to each share of Common Stock then subject to an Option granted under the Plan. In the event of any such adjustment, the exercise price per share shall be proportionately adjusted.

SECTION 5. GRANT OF OPTIONS TO OUTSIDE DIRECTORS

     5.1 Grants

     All grants of Options to Outside Directors shall be automatic and non-discretionary. Each individual who becomes an Outside Director (other than an Outside Director who was previously an Employee Director) shall be granted a NSO to purchase six thousand (6,000) shares of Common Stock on the date he or she becomes an Outside Director. Each individual who is an Employee Director and who thereafter becomes an Outside Director shall be granted automatically a NSO to purchase six thousand (6,000) shares of Common Stock on the third anniversary of the date such Employee Director was last granted an Option. Thereafter, each Outside Director who holds NSOs granted under this Section 5 and is re-elected to the Board shall be granted an additional NSO to purchase six thousand (6,000) shares of Common Stock on the third anniversary of the date such Outside Director was last granted an Option.

     5.2 Exercise Price and Period

     The exercise price of each NSO granted to an Outside Director shall be the "Fair Market Value," on the date on which the Option is granted, of the Common Stock subject to the Option. "Fair Market Value" shall mean the closing sales price of the Common Stock on The Nasdaq National Market, or other national securities exchange which is the principal securities market on which the Common Stock is traded (as reported in The Wall Street Journal, Eastern Edition). Each such NSO shall become exercisable with respect to one-third of the total number of shares of Common Stock subject to the Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years. Each NSO shall expire on the date ten years after the date of grant.

SECTION 6. GRANTS OF OPTIONS TO EMPLOYEES

     6.1 Grant

     Subject to the terms of the Plan, the Committee may from time to time grant Options, which may be ISOs or NSOs, to Key Employees of the Company. Each such grant shall specify whether the Options so granted are ISOs or NSOs, provided, however, that if, notwithstanding its designation as an ISO, all or any portion of an Option does not qualify under the Code as an ISO, the portion which does not so qualify shall be treated for all purposes as a NSO.

     6.3 Expiration

     Except to the extent otherwise provided in or pursuant to Section 7, each Option shall expire, and all rights to purchase shares of Common Stock shall expire, on the tenth anniversary of the date on which the Option was granted.

     6.4 Exercise Period

     Except to the extent otherwise provided in or pursuant to Section 7, or in the proviso to this sentence, Options shall become exercisable pursuant to the following schedule: with respect to one-third of the total number of shares of Common Stock subject to Option on the first anniversary following the date of its grant, and with respect to an additional one-third of the total number of shares of Common Stock subject to the Option, on each anniversary thereafter during the succeeding two years; provided, however, that the Committee, in its sole discretion, shall have the authority to shorten or lengthen the exercise period with respect to any or all Options, or any part thereof, granted to Key Employees under the Plan, either in the applicable option agreement or grant certificate, or at any other time during the term of such Options.

     6.5 Required Terms and Conditions of ISOs

     Each ISO granted to a Key Employee shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the general provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rules:

          (a) Except as provided in Section 6.5(c), the exercise price per share of each ISO shall be the Fair Market Value of a share of Common Stock on the date such ISO is granted.

          (b) The aggregate Fair Market Value (determined with respect to each ISO at the time such Option is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000.

          (c) Notwithstanding anything herein to the contrary, if an ISO is granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, (i) the exercise price of each ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, and (ii) the ISO shall expire and all rights to purchase shares thereunder shall cease no later than the fifth anniversary of the date the ISO was granted.

     6.6 Required Terms and Conditions of NSOs

     Each NSO granted to Key Employees shall be in such form and subject to such restrictions and other terms and conditions as the Committee may determine, in its sole discretion, at the time of grant, subject to the provisions of the Plan, the applicable Option agreement or grant certificate, and the following specific rule: the exercise price per share of each NSO shall be not less than the Fair Market Value of a share of Common Stock on the date the NSO is granted.

SECTION 7. EFFECT OF TERMINATION OF EMPLOYMENT

     7.1 Termination Generally

     Except as provided in Section 7.2, 7.3 or 11, or by the Committee, in its sole discretion, any Option held by an Optionee whose employment with the Company or service on the Board is terminated for any reason other than "Cause," as defined below, shall terminate ninety (90) days following the date of termination of employment or service on the Board. The transfer of employment from the Company to a Subsidiary, or from a Subsidiary to the Company, or from a Subsidiary to another Subsidiary, shall not constitute a termination of employment for purposes of the Plan. Options granted under the Plan shall not be affected by any change of duties in connection with the employment of the Optionee or by a leave of absence authorized by the Company. Any Option held by an Optionee whose employment with the Company is terminated for "Cause" shall terminate on the date of termination of employment. For the purposes hereof, "Cause" shall mean a finding by the Committee that the Optionee has engaged in conduct that is fraudulent, disloyal, criminal or injurious to the Company, including, without limitation, acts of dishonesty, embezzlement, theft, felonious conduct or unauthorized disclosure of trade secrets or confidential information of the Company.

     7.2 Death and Disability

     In the event of the death or Disability (as defined below) of an Optionee during employment with the Company or service on the Board, all Options held by the Optionee shall become fully exercisable on such date of death or Disability. Each of the Options held by such an Optionee shall expire on the earlier of (a) the first anniversary of the date of death or Disability and (b) the date that such Option expires in accordance with its terms. For purposes of this Section 7.2, "Disability" shall mean the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee, in its sole discretion, shall determine the existence and date of any Disability.

     7.3 Retirement

          (a) Key Employees (other than Key Employees who are Employee-Directors). In the event the employment of a Key Employee with the Company (other than a Key Employee who is an Employee Director) shall be terminated by reason of "Employee Retirement," as defined below, all Options held by such Key Employee shall become fully exercisable on the date of such Employee Retirement. Each of the Options held by such a Key Employee shall expire on the earlier of (i) the first anniversary of the date of the Employee Retirement, or (ii) the date that such Option expires in accordance with its terms. For the purposes hereof, "Employee Retirement" shall mean retirement of a Key Employee at or after age 65. In the event the employment of a Key Employee with the Company shall be terminated by reason of a retirement that is not an Employee Retirement, the Committee may, in its sole discretion, determine that the exercisability and exercise periods set forth in this Section 7.3(a) shall be applicable to Options held by such Key Employee.

          (b) Outside Directors. In the event the service on the Board of an Outside Director shall be terminated by reason of the retirement of such Outside Director in accordance with the Company's retirement policy for members of the Board, any Options granted to such Outside Director shall continue to vest and remain exercisable pursuant to Section 5, in the same manner and to the same extent as if such Outside Director had continued his or her service on the Board during such period.

          (c) Key Employees Who Are Employee Directors. Section 7.3(b) shall be applicable to Options held by any Key Employee who is an Employee Director in the event the employment of such Key

     Employee with the Company shall be terminated by reason of Employee Retirement, so long as the service of such Key Employee on the Board continues after such Employee Retirement Section 7.3(a) shall be applicable to Options held by any Key Employee who is an Employee Director in the event the employment of such Key Employee with the Company shall be terminated by reason of Employee Retirement, if such Key Employee ceases to serve on the Board as of the date of such Key Employee's Employee Retirement.

SECTION 8. EXERCISE OF OPTIONS

     8.1 Notices

     A person entitled to exercise an Option may do so by delivery of a written notice to that effect specifying the number of shares of Common Stock with respect to which the Option is being exercised and any other information or documents the Committee may prescribe. The notice shall be notices, documents or requests provided for herein shall be delivered to the Secretary of the Company.

     8.2 Exercise Price

     Except as otherwise provided in the Plan or in any Option agreement or grant certificate, the Optionee shall pay the full exercise price of each Option upon the date of exercise of such Option (a) in cash, (b) pursuant to a cashless exercise arrangement with a broker on such terms as the Committee may determine,
(c) by delivering shares of Common Stock held by the Optionee for at least six
(6) months and having an aggregate Fair Market Value on the date of exercise equal to the Option exercise price, (d) in the case of a Key Employee, by such other medium of payment as the Committee, in its sole discretion, shall authorize, or (e) by any combination of (a), (b), (c), and (d). The Company shall issue, in the name of the Optionee, stock certificates representing the total number of shares of Common Stock issuable pursuant to the exercise of any Option as soon as reasonably practicable after such exercise, provided that any shares of Common Stock purchased by an Optionee through a broker pursuant to clause (b) above shall be delivered to such broker in accordance with applicable law.

     8.3 Taxes Generally

     At the time of the exercise of any Option, as a condition of the exercise of such Option, the Company may withhold or require the Optionee to pay the Company an amount equal to the amount of the tax the Company may be required to withhold to obtain a deduction or otherwise to comply with applicable law.

     8.4 Payment of Taxes

     The Optionee, with the approval of the Committee, may satisfy the obligation set forth in Section 8.3, in whole or in part, on the date of exercise by (a) directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such Option having an aggregate Fair Market Value on the date of exercise equal to the amount of tax required to be withheld, or (b) delivering shares of Common Stock of the Company having an aggregate Fair Market Value equal to the amount required to be withheld. The Committee may, in its sole discretion, require payment by the Optionee in cash of any such withholding obligation and may disapprove any election or delivery or may suspend or terminate the right to make elections or deliveries under this
Section 8.4.

SECTION 9. TRANSFERABILITY OF OPTIONS

     Unless otherwise determined by the Committee, no Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code.

SECTION 10. RIGHTS AS STOCKHOLDER

     An Optionee (or a transferee of an Optionee pursuant to Section 9) shall have no rights as a stockholder with respect to any Common Stock covered by an Option or receivable upon the exercise of an Option until the Optionee or transferee shall have become the holder of record of such Common Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such

Common Stock for which the applicable record date is prior to the date on which the Optionee shall have become the holder of record of the shares of Common Stock purchased pursuant to exercise of the Option.

SECTION 11. CHANGE IN CONTROL

     11.1 Effect of Change in Control

     Notwithstanding any of the provisions of the Plan or any Option agreement or grant certificate evidencing Options granted hereunder, immediately upon a "Change in Control" (as defined in Section 11.2), all outstanding Options, whether or not otherwise exercisable as of the date of such Change in Control, shall become fully exercisable and all restrictions thereon shall terminate in order that Optionees may fully realize the benefits thereunder.

     11.2 Definition of Change in Control

     The term "Change in Control" shall mean the occurrence, at any time during the term of an Option granted under the Plan, of any of the following events:

          (a) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") (other than the Company or any benefit plan sponsored by the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either (i) the then outstanding shares of the Common Stock (the "Outstanding Common Stock") or
     (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or

          (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least one-third (1/3) of the Board (rounded down to the nearest whole number), provided that any individual whose election or nomination for election was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act); or

        (c) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or

          (d) Consummation of a complete liquidation or dissolution of the Company, or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

SECTION 12. POSTPONEMENT OF EXERCISE

     The Committee may postpone any exercise of an Option for such time as the Committee in its sole discretion may deem necessary in order to permit the Company to comply with any applicable laws or rules, regulations or other requirements of the Securities and Exchange Commission or any securities exchange or quotation system upon which the Common Stock is then listed or quoted. Any such postponement shall not extend the term of an Option and neither the Company nor its directors, officers, employees or agents shall have any obligation or liability to an Optionee, or to his or her successor or to any other person.

SECTION 13. TERMINATION, AMENDMENT AND TERM OF PLAN

     13.1 The Board or the Committee may terminate, suspend, or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Company provided, however, that no Plan amendment shall be effective until approved by the stockholders of the Company if such stockholder approval is required in order for the Plan to continue to satisfy the requirements of Rule 16b-3 under the 1934 Act or applicable tax or other laws.

     13.2 The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option granted hereunder in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan. No amendment or termination of the Plan shall adversely affect any Option theretofore granted without the consent of the Optionee, except that the Committee may amend the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment is in the best interests of holders of outstanding Options affected thereby.

     13.3 The Plan has been adopted and authorized by the Board of Directors for submission to the stockholders of the Company for their approval. If the Plan is approved by the stockholders of the Company, it shall be deemed to have become effective as of May 20, 1998. Unless earlier terminated in accordance herewith, the Plan shall terminate on February 28, 2008. Termination of the Plan shall not affect Options previously granted under the Plan.

SECTION 14. GOVERNING LAW

     The Plan shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions which would result in the application of the laws of any other jurisdiction.

SECTION 15. NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT

     No person shall have any claim of right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee of the Company any right to be retained in the employ of the Company or as giving any member of the Board any right to continue to serve in such capacity.

SECTION 16. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES

     Income recognized by an Optionee pursuant to the provisions of the Plan shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974) or group insurance or other benefit plans applicable to the Optionee which are maintained by the Company, except as may be provided under the terms of such plans or determined by resolution of the Committee.

SECTION 17. NO STRICT CONSTRUCTION

     No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Option granted under the Plan or any rule or procedure established by the Board.

SECTION 18. CAPTIONS

     All Section headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

SECTION 19. SEVERABILITY

     Whenever possible, each provision in the Plan and every Option at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Option at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law, and all other provisions of the Plan and every other Option at any time granted under the Plan shall remain in full force and effect.

PROXY                                                                     PROXY


                           DENTSPLY INTERNATIONAL INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1998


       The undersigned stockholder of DENTSPLY International Inc. (the "Company") hereby appoints Brian M. Addison as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company, to be held at the Company's Employee Meeting Room, 570 West College Avenue, York, Pennsylvania, on Wednesday, May 20, 1998, commencing at 9:30 a.m., local time, and at any adjournment or postponement thereof, as follows:


                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           DENTSPLY INTERNATIONAL INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                                                     For    Withhold   For All
                                                                                     All      All       Except
1. Election of Class III Directors:
   Nominees: Michael J. Coleman, John C. Miles II, Arthur A. Dugoni and               O         O          O
   W. Keith Smith Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.

                                                                                     For     Against   Abstain
2. Proposal to approve the DENTSPLY International Inc. 1998
   Stock Option Plan                                                                  O         O          O




------------------------
  Nominee Exception(s)
                                                                                     For     Against   Abstain
3. Proposal to ratify the appointment of KPMG Peat Marwick LLP, independent certified accountants, to audit the books and accounts of the Company for
   the year ending December 31, 1998                                                  O         O          O

In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS III DIRECTORS OF ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.


DATED:                             , 1998
      -----------------------------

-----------------------------------------
SIGNATURE OF STOCKHOLDER

-----------------------------------------
SIGNATURE OF STOCKHOLDER


NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

                IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                            * FOLD AND DETACH HERE *

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
LOGO                                           DENTSPLY INTERNATIONAL
                                               570 West College Avenue
                                               P.O. Box 872
                                               York, PA 17405-0872
                                               (717) 845-7511

                                               Fax (717) 854-2343



April 17, 1998

Dear DENTSPLY ESOP Participant:

AS A PARTICIPANT IN THE DENTSPLY EMPLOYEE STOCK OWNERSHIP PLAN, YOU HAVE THE RIGHT TO DIRECT THE ESOP TRUSTEE TO VOTE THE SHARES OF DENTSPLY COMMON STOCK ALLOCATED TO YOUR ESOP ACCOUNT.

Enclosed for your information are: a proxy statement providing background for the proposals to be acted upon at DENTSPLY's 1998 Annual Meeting of Stockholders; and the Annual Report for DENTSPLY for the year ending December 31, 1997. Please read the proxy statement carefully, and decide how you want the trustee to vote the shares of stock that are allocated to your ESOP account. Then, fill in the enclosed voting instruction card to direct the ESOP trustee, State Street Bank & Trust Company, how to vote the shares in your ESOP account.

YOUR VOTE IS IMPORTANT.

The ESOP trustee will vote your shares as you direct. Any shares for which the ESOP trustee receives no voting instructions, and any unallocated shares, will be voted by the ESOP trustee as instructed by the DENTSPLY ESOP Committee.

YOUR VOTE IS CONFIDENTIAL.

Your voting instructions will be kept confidential by the ESOP trustee. Voting tabulations that identify individual ESOP participants will not be disclosed to DENTSPLY.

MAKE YOUR VOTE COUNT.

Review the proxy statement, fill in your voting instruction card, sign and date it, and mail it to the ESOP trustee in the return envelope so that it will be received no later than May 18, 1998.

Very truly yours,

/s/ LESLIE A. JONES
Leslie A. Jones
Chairman of the Board

/s/ JOHN C. MILES, II
John C. Miles II

Vice Chairman of the Board and
Chief Executive Officer

VOTING INSTRUCTIONS


                           DENTSPLY INTERNATIONAL INC.
                  Annual Meeting of Stockholders, May 20, 1998


     To State Street Bank & Trust Company, Trustee:

          As a participant in the DENTSPLY International Inc. Employee Stock Ownership Plan (the "ESOP"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of DENTSPLY International Inc. (the "Company") allocated to my ESOP account (a) in accordance with the following direction and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           DENTSPLY INTERNATIONAL INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                                                     For    Withhold   For All
                                                                                     All      All       Except
1. Election of Class III Directors:
   Nominees: Michael J. Coleman, John C. Miles II, Arthur A. Dugoni and               O         O          O
   W. Keith Smith Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.

                                                                                     For     Against   Abstain
2. Proposal to approve the DENTSPLY International Inc. 1998
   Stock Option Plan                                                                  O         O          O




------------------------
  Nominee Exception(s)
                                                                                     For     Against   Abstain
3. Proposal to ratify the appointment of KPMG Peat Marwick LLP, independent certified accountants, to audit the books and accounts of the Company for
   the year ending December 31, 1998                                                  O         O          O

In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS III DIRECTORS OF ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.


DATED:                             , 1998
      -----------------------------

-----------------------------------------
SIGNATURE OF STOCKHOLDER

-----------------------------------------
SIGNATURE OF STOCKHOLDER


NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

                IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                            * FOLD AND DETACH HERE *

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------
LOGO                                           DENTSPLY INTERNATIONAL
                                               570 West College Avenue
                                               P.O. Box 872
                                               York, PA 17405-0872
                                               (717) 845-7511

                                               Fax (717) 854-2343



April 17, 1998

Dear DENTSPLY 401(k) Participant:

AS A PARTICIPANT IN THE DENTSPLY 401(K) SAVINGS PLAN, YOU HAVE THE RIGHT TO DIRECT THE 401(K) TRUSTEE TO VOTE THE SHARES OF DENTSPLY COMMON STOCK HELD IN YOUR 401(K) ACCOUNT.

Enclosed for your information are: a proxy statement providing background for the proposals to be acted upon at DENTSPLY's 1998 Annual Meeting of Stockholders; and the Annual Report for DENTSPLY for the year ending December 31, 1997. Please read the proxy statement carefully, and decide how you want the trustee to vote the shares of stock that are allocated to your 401(k) account. Then, fill in the enclosed voting instruction card to direct the 401(k) trustee, The Charles Schwab Trust Company, how to vote the shares in your 401(k) account.

YOUR VOTE IS IMPORTANT.

The 401(k) trustee will vote your shares as you direct. Any shares for which the 401(k) trustee receives no voting instructions will be voted by the 401(k) trustee as instructed by the DENTSPLY 401(k) Committee.

YOUR VOTE IS CONFIDENTIAL.

Your voting instructions will be kept confidential by the 401(k) trustee. Voting tabulations that identify individual 401(k) participants will not be disclosed to DENTSPLY.

MAKE YOUR VOTE COUNT.

Review the proxy statement, fill in your voting instruction card, sign and date it, and mail it to the 401(k) trustee in the return envelope so that it will be received no later than May 18, 1998.

Very truly yours,

/s/ LESLIE A. JONES
Leslie A. Jones
Chairman of the Board

/s/ JOHN C. MILES, II
John C. Miles II

Vice Chairman of the Board and
Chief Executive Officer

VOTING INSTRUCTIONS


                           DENTSPLY INTERNATIONAL INC.
                  Annual Meeting of Stockholders, May 20, 1998


     To The Charles Schwab Trust Company, Trustee:

          As a participant in the DENTSPLY International Inc. 401(k) Savings Plan (the "401(k)"), I hereby instruct you to vote the shares of Common Stock, par value $.01 per share ("Common Stock"), of DENTSPLY International Inc. (the "Company") allocated to my 401(k) account (a) in accordance with the following direction and (b) to grant a proxy to the proxy nominated by the Company's Board of Directors authorizing him to vote in his discretion upon such other matters as may properly come before the meeting.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           DENTSPLY INTERNATIONAL INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.


                                                                                     For    Withhold   For All
                                                                                     All      All       Except
1. Election of Class III Directors:
   Nominees: Michael J. Coleman, John C. Miles II, Arthur A. Dugoni and               O         O          O
   W. Keith Smith Instruction: TO WITHHOLD AUTHORITY to vote for any individual nominee, mark the oval "For All Except" and write that nominee's name in the space provided.

                                                                                        For     Against   Abstain
2. Proposal to approve the DENTSPLY International Inc. 1998
   Stock Option Plan                                                                  O         O          O




------------------------
  Nominee Exception(s)
                                                                                     For     Against   Abstain
3. Proposal to ratify the appointment of KPMG Peat Marwick LLP, independent certified accountants, to audit the books and accounts of the Company for
   the year ending December 31, 1998                                                  O         O          O

In his discretion, the proxy holder is authorized to vote upon such other matters as may properly come before the meeting.

UNLESS OTHERWISE SPECIFIED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED "FOR" THE ELECTION AS CLASS III DIRECTORS OF ALL THE NOMINEES LISTED AND "FOR" PROPOSALS 2 AND 3.


DATED:                             , 1998
      -----------------------------

-----------------------------------------
SIGNATURE OF STOCKHOLDER

-----------------------------------------
SIGNATURE OF STOCKHOLDER


NOTE: Please sign this proxy exactly as name(s) appear on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by a duly authorized officer or officers and affix the corporate seal. Where stock is issued in the name of two (2) or more persons, all such persons should sign.

                IMPORTANT: PLEASE SIGN, DATE AND RETURN PROMPTLY.


                            * FOLD AND DETACH HERE *

           PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE.